McGraw-Hill Global Education Announces Preliminary Results of Tender Offer for 9.75% First-Priority Senior Secured Notes due 2021 and Related Consent Solicitation NEW YORK, April 29, 2016 — On April 18, 2016, McGraw-Hill Global Education Holdings, LLC (“MHGE”) and McGraw-Hill Global Education Finance, Inc. (together with MHGE, the “Issuers”), two wholly owned subsidiaries of McGraw-Hill Global Education Intermediate Holdings, LLC (“MHGE Intermediate Holdings”), commenced a cash tender offer (the “Tender Offer”) and a consent solicitation (the “Consent Solicitation”) with respect to all of the Issuers’ outstanding $800,000,000 aggregate principal amount of 9.75% First-Priority Senior Secured Notes due 2021 (the “Notes”), pursuant to the Offer to Purchase and Consent Solicitation Statement dated April 18, 2016 (the “Offer to Purchase”) and the related Consent and Letter of Transmittal (together, the “Offer Documents”). On April 18, 2016, the Issuers also delivered a notice of redemption to the holders of the Notes with respect to the optional redemption on May 18, 2016, of the Notes at a price equal to 107.313% of their aggregate principal amount, plus accrued and unpaid interest to, but not including, the date of redemption (the “Redemption”). Any Notes not tendered into the Tender Offer will be subject to the Redemption. As of 5:00 p.m., New York City time, on April 29, 2016, holders of $522,269,000 aggregate principal amount of Notes (representing approximately 65.28% of the outstanding Notes) (the “Early Tendered Notes”) had tendered their Notes into the Tender Offer and given their consents to the “Proposed Amendments” (as defined in the Offer to Purchase) in the Consent Solicitation. As a result, the Requisite Consents (as defined in the Offer to Purchase) for the elimination of substantially all of the restrictive covenants (and certain events of default) in the indenture governing the Notes have been received. The Issuers expect to enter into the Supplemental Indenture (as defined in the Offer to Purchase) relating to such amendments promptly. The Issuers expect to accept for payment and settle the Early Tendered Notes on May 4, 2016. This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The complete terms and conditions of the tender offer for the Notes are set forth in the Offer Documents that were sent to holders of the Notes. The Issuers’ Tender Offer and Consent Solicitation have been made only through, and subject to the terms and conditions set forth in, the Offer Documents and related materials. Credit Suisse Securities (USA) LLC is acting as Dealer Manager and Solicitation Agent for the Tender Offer and Consent Solicitation for the Notes. Questions regarding the Issuers’ Tender Offer and Consent Solicitation may be directed to Credit Suisse Securities (USA) LLC at (212) 538-2147 or toll free at (800) 820-1653. D.F. King & Co., Inc. is acting as the Information Agent for the Tender Offer and Consent Solicitation. Requests for the Offer Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks) or (800) 581-4729 (for all others). None of MHGE Intermediate Holdings or the Issuers or any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation. The Issuers make no recommendation as to whether holders of the Notes should tender their Notes into the Tender Offer or await the Redemption, and holders of the Notes should consult their own advisors with respect to such decision. Holders of Notes must make their own decisions as to whether to tender their Notes, and if they decide to do so, the principal amount of the

Notes to tender. Holders of the Notes should read carefully the Offer Documents and related materials before any decision is made. About McGraw-Hill Global Education McGraw-Hill Global Education is a learning science company targeting the higher education (two- year and four-year college and university), professional learning and information markets globally with content, tools and services delivered via digital, print and hybrid solutions. McGraw-Hill Global Education currently distributes products with proprietary and exclusively-owned content in nearly 60 languages across over 135 countries to users including post-secondary students, instructors, professionals and institutions. Cautionary Statement on Forward-Looking Statements Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to us as of the date of the release, and we assume no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in MHGE Intermediate Holdings’ Form 10-K for the fiscal year ended December 31, 2015 for a further discussion of the factors and risks associated with the business. Contacts Investors: David Kraut Senior Vice President, Investor Relations & Treasurer McGraw-Hill Education (646) 766-2060 david.kraut@mheducation.com Media: Catherine Mathis Senior Vice President, Communications McGraw-Hill Education (646) 766-2468 catherine.mathis@mheducation.com 2